Exhibit A-51

Waldbaum Cert of Inc

Filed DEC 19, 1921

CERTIFICATE OF INCORPORATION

WE, THE UNDERSIGNED, desiring to form a corporation pursuant to and in conformity with the provisions of the Business Corporation Law, all being of full age, all being citizens of the United States, and all of us residents of the State of New York, do hereby certify:-

FIRST:- That the name of the proposed corporation is WALDBAUN, INC.

SECOND:- The purpose for which said corporation is formed is to buy and sell, on commission or otherwise and generally at wholesale and retail, both or either, butter, milk, cheese and all other dairy products, eggs, poultry, fruits, meats and vegetables, and all kinds of farm produce, and to transact all business incidental or appurtenant thereto and in all things which may be conveniently or advantageously dealt in and with any such business.

(a) To buy, sell, trade and deal in, at wholesale and retail, groceries, provisions, food supplies, wares, produce and all other articles and things incidental to a grocery store, vegetable, food supply, produce and provision mercantile business, and to deal generally in all merchandise and articles for personal, domestic and household use.

(b) To generally carry on a mercantile or merchandise business and to purchase, sell and deal in such goods, supplies and merchandise, and conduct and operate the same in the State of New York and elsewhere, as wholesalers or as retailers, or as both, either for itself, as agent, or for the account of others.

(c) To purchase or otherwise acquire any interests in any patents, brevets brevets d’invention, licenses, concessions and the like conferring an exclusive or non-exclusive or limited right to use, or any secret or other information as to any invention in relation to any of the purposes for which this corporation is organized and to any of the business which may be carried on by it, or generally any invention which may seem to the company capable of being profitably dealt with. To use, exercise, develop, grant licenses in respect of, or otherwise to turn to account any such trade marks, patents, licenses, processes, and the like or any such property or rights.

(d) To purchase, improve, develop, hold and enjoy real estate in fee simple, upon ground rent or lease, and to lease, mortgage, and sell the same in such parts or paroels, improved or unimproved, and on such terms as to time and manner of payment as may be agreed upon.

(e) To purchase, lease, or otherwise acquire, in whole or in part, the business, good will, rights, franchises and property of every kind, and to undertake the whole or any part of the assets or liabilities, of any person, firm, association or corporation engaged in or authorized to conduct any business similar to any business authorized to be conducted by this corporation, or owning property necessary or suitable for its purposes, and to pay for the same in cash, in the stocks or bonds of the company, or otherwise; to hold or in any manner dispose of the whole or any part of the business or property so acquired, and to exercise all the powers necessary or incidental to the conduct of such business.

(f) Subject to the provisions of law, the company may purchase or otherwise acquire, hold and re-issue the shares of its capital stock.

(g) To acquire by purchase, subscription or otherwise and to hold or dispose of stocks, bonds or any other obligations of any corporation formed for, or then or engaged in or pursuing any one or more of the kinds of business, purposes, objects or operations above indicated, or therefore owning or holding any property of any kind herein mentioned, or of any corporation owning or holding the stocks or the obligations of any such corporation.

(h) The business or purposes of the company is from time to time to do any one or more of the acts and things herein set forth.

THIRD:- The amount of the capital stock of said corporation is Twenty-five thousand dollars ($25,000.) and the number of shares of which said capital stock shall consist is two hundred and fifty(250), each of which is to be of the par value of One hundred dollars($100.). All of the stock shall be common stock.

FOURTH:- The amount of capital with which the corporation will begin business is Twenty thousand($20,000.) dollars.

FIFTH:- That the principal office is to be located in the Borough of Brooklyn, City and State of New York.

SIXTH:- The duration of said corporation is to be perpetual.

SEVENTH:- The number of directors of said corporation is three.

EIGHTH:- The names and post office addresses of the directors for the first year as follows:-

NAME	POST OFFICE ADDRESS

SAMUEL WALDBAUM	285 Quincy Street, Brooklyn, N.Y.

WOLF WALDBAUM	759 Greene Avenue, Brooklyn, N.Y.

ISIDORE WALDBAUM	759 Greene Avenue, Brooklyn, N.Y.

NINTH:- The names and post office addresses of the subscribers of this certificate and the number of shares of which each agrees to take in said corporation are as follows:-

NAME	POST OFFICE ADDRESS	NO. OF SHARES

SAMUEL WALDBAUM	285 Quincy St. Brooklyn, N.Y.	1

WOLF WALDAUM	759 Greene Ave. Brooklyn, N.Y.	1

ISIDORE WALDBAUM	759 Greene Ave. Brooklyn, N.Y.	1

TENTH:- It is provided that at all elections of directors of this corporation, each stockholder shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of directors to be elected, and that he may cast all such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit, it being intended hereby that the stockholders of this corporation may exercise the right of cumulative voting as provided in Section 24 of the Stock Corporation Law.

ELEVENTH:- The corporation shall be empowered to enact a By-Law and have the right and authority to restrict the rights of the stockholders to sell, transfer or otherwise dispose of their shares of stock and all persons dealing with this corporation, with respect to its stock and otherwise, and its stockholders shall be bound by the provisions of the By-Laws relating to such limitations and restrictions.

TWELFTH:- Except as otherwise prohibited by Law, the By-Laws of the corporation may permit and allow any and all of the directors or officers of the company, notwithstanding their official relation to it, to enter into, negotiate, consumate and perform any contract or agreement of any nature between the company and themselves or any firms or corporation in which such director or officers may be interested, directly or indirectly, in any matter relating to the business of the company, provided such contract or agreement shall not be in the nature of a secret agreement for the advantage or profit of such director or officer, the intent being to relieve each and every person who may be or become a director of the company, of any disability that might otherwise exist in contracting with this corporation.

IN WITNESS WHEREOF we have made, signed, sealed and executed this certificate the 17th day of November, in the year one thousand nine hundred twenty-one.

In the presence of

STATE OF NEW YORK	:
CITY OF NEW YORK	:	SS:
COUNTY OF NEW YORK	:

On this 17th day of November, 1921, before me personally appeared SAMUEL WALDBAUM, WOLF WALDBAUM AND ISIDORE WALDBAUM, to me known and known to me to be the individuals described in and who executed the foregoing certificate, and they duly and severally acknowledged to me that they executed the same.

NOTARY PUBLIC
KINGS COUNTY CLERK’S NO. 5
– N.Y. COUNTY CLERK’S NO. 12

RESTATED CERTIFICATE OF INCORPORATION

OF

WALDBAUM, INC.

PURSUANT TO SECTION 40 OF THE STOCK CORPORATION LAW

*  *  *  *  *  *  *

We, the undersigned, IRA WALDBAUM and JULIA WALDBAUM, being respectively the president and the secretary of WALDBAUM, INC., hereby certify:

1. The name of the corporation is WALDBAUM, INC.

2. The certificate of incorporation was filed in the Office of the Secretary of State on the 19th day of December, 1921.

3. The certificate of incorporation is amended to eliminate purposes clause and add newly revised purposes clause, to authorize new shares, to change issued shares and eliminate unissued shares, to increase the maximum number of directors to fifteen, to eliminate Article TENTH providing for cumulative voting, to insert a provision abolishing preemptive rights, to eliminate Article ELEVENTH authorizing the Board of Directors to adopt by-laws restricting stock transfers, to insert an indemnification provision for officers, directors and stockholders for certain expenses pursuant to §63 of the General Corporation Law, to insert a provision to give the Board of Directors the right to adopt, repeal, amend and alter the by-laws, subject to by-laws adopted by the stockholders, and to insert a provision that none of the officers and directors need be stockholders, and to change the address for mailing of service of process.

a. The certificate of incorporation is amended by eliminating Article SECOND in its entirety and substituting therefor a new Article SECOND.

b. Article THIRD and Article FOURTH as previously amended by the CERTIFICATE OF CHANGE filed November 29, 1946 are amended so as to provide for two million shares of common stock, par value $1.00 per share; 85 issued shares of common stock, par value $100.00 per share are changed into 732,870 shares of new common stock, par value $1.00 per share (each share issued of common stock being changed into 8,622 shares of new common stock); 1200 shares of issued preferred stock, par value $100.00 per share are changed into 10,007 shares of new common stock, par value $1.00 per share; 165 shares of unissued common stock, par value $100.00 and 550 shares of unissued preferred stock, par value $100.00 are eliminated.

c. Article SEVENTH which now provides for a maximum of nine directors will be amended to now provide for a maximum of fifteen directors.

d. Article TENTH which provides for cumulative voting will be eliminated and instead thereof, there will be inserted a new Article TENTH, the effect of which will be to abolish preemptive rights.

e. Article ELEVENTH which authorizes the Board of Directors to adopt by-laws restricting stock transfers is eliminated and instead thereof, there will be inserted a new Article ELEVENTH indemnifying officers, directors, and stockholders from certain expenses pursuant to §63 of the General Corporation Law.

f. A new Article THIRTEENTH will be inserted to provide that the Board of Directors has the right to adopt, repeal, amend and alter the by-laws of the corporation, subject to by-laws adopted by the stockholders.

g. A new Article FOURTEENTH will be inserted to provide that none of the officers and directors of the corporation need be stockholders.

4. The Certificate of Incorporation, by which the corporation was formed, as amended and supplemented by all certificates heretofore filed pursuant to law and as further amended by the filing of this Restated Certificate of Incorporation reads in full as follows:

FIRST: The name of the proposed corporation is WALDBAUM, INC.

SECOND: The purpose for which the corporation is formed and the business or objects to be carried on and promoted by it are as follows:

To manufacture, assemble, fabricate, produce, purchase, import, receive, lease as lessee, or otherwise acquire, own, hold, store, use, repair, service, maintain, mortgage, pledge or otherwise encumber, sell, assign, lease as lessor, distrubute, export and otherwise dispose of, and generally to trade and deal in and with, as principal, agent or otherwise, groceries, dairy products, meats and vegetables, provisions, produce, poultry, fish, game, foodstuffs, food products, food supplies, teas coffees and beverages, of every character and description, dry goods, cloth, furs, haberdashery, hosiery, millinery, dresses, clocks, suits, hats, clothes, furniture, outfits, gloves, laces, books and shoes, upholstery, jewelry, watches, clocks, books, restaurant operators, tobacconists, cigar makers, confectionary, barbering and hairdressing, photographs, printing, publishing, engraving, stationery, decorations, chemicals, drugs, and such other general merchandise as is ordinarily dealt in by a store selling everything pertaining to goods, wares and merchandise for personal, domestic, household or general use, and to provide and conduct refreshment rooms, reading and writing rooms, rest rooms, dressing rooms and recreation and amusement facilities, and all other and any other articles of a similar or cognate character.

To carry on and conduct a general agency business, to act, and to appoint others to act, as general agent, special agent, broker, factor, manufacturers agent, purchasing agent, sales agent, distributing agent, representative and commission merchant, for individuals, firms, associations, and corporations in the distribution, delivery, purchase and sale of goods, wares, merchandise, property, commodities and articles of commerce of every kind and description, and in selling, promoting the sale of, advertising and introducing, and contracting for the sale, introduction, advertisement and use of, services of all kinds, relating to any and all kinds of businesses, for any and all purposes.

To establish, conduct and carry on the general business of a department store and mail order business and all the branches thereof and in connection therewith to carry on all or any of the trades and businesses of dry goods merchants, cloth manufacturers, furriers, haberdashers, hosiers, milliners, dress-makers, cloakmakers, tailors, hatters, clothiers, furnishers, outfitters, glovers, lace manufacturers, boot and shoe makers, saddlers, harness-makers, cabinet-makers, upholsterers, jewelers, gold-and-silversmiths, watch and clock makers, booksellers, restaurant keepers, tobacconists, cigar makers, confectioners, barbers, hairdressers, photographers, printers, publishers, engravers, stationers, decorators, chemists, druggists, and such other general merchandise as is ordinarily dealt in by a store selling everything pertaining to goods, wares and merchandise for personal, domestic, household or general use, and to provide and conduct refreshment rooms, reading and writing rooms, rest rooms, dressing rooms and recreation and amusement facilities.

To buy, sell, exchange, and otherwise trade or deal in or with, export, import, manufacture, grow, raise, otherwise produce, prepare, adapt, handle, store and distribute groceries, dairy products, meats and vegetables, provisions, produce, poultry, fish, game, foodstuffs, food products, food supplies, teas, coffees and beverages, of every character and description, and any and all other articles of a similar or cognate character; and to carry on and conduct a general wholesale and/or retail grocery, provision and restaurant business and any other business or trade suitable or convenient to be carried on in connection therewith or upon the premises used therefor; and to own, manage, control and operate warehouses, stores and chains of stores.

To acquire by purchase, subscription or otherwise, and to receive, hold, own, sell, exchange, pledge, mortgage or otherwise dispose of or deal in all kinds of stocks, bonds, mortgages, debentures, trust receipts, notes, and other securities, obligations, contracts, choses in action and evidence of indebtedness generally of any corporations, associations, firms, trusts, persons, governments, states, colonies, municipalities and other organizations; to receive, collect and dispose of interest, dividends and income upon, of and from any of the foregoing and any other property held or owned by it and to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any and all such stocks or other securities or obligations, including the right to execute consents and vote thereon, for any and all purposes, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value thereof and to guarantee the same or become surety in respect thereto, and to aid by loan, subsidy, guarantee or otherwise, those issuing, creating or responsible for the same, and to exercise any and all of said powers, either on its own account, or with or as agent for other persons, firms, corporations or other organizations; and in connection with or in furtherance of any of the business of the corporation, to guarantee or become surety on the obligations, securities or contracts of any other person, firm or corporation, insofar as permitted by law.

To improve, manage and operate real property; to develop real property generally; to buy, sell and exchange real property; to rent and lease real property, improved and unimproved; to make all mortgages of real property and borrow money thereon by mortgage or otherwise; to loan money upon real property, and to take mortgages and assignments of mortgages of the same; to buy, sell and deal in bonds and loans secured by mortgages or other liens on real property.

To acquire by purchase, lease, exchange, hire, gift, devise or otherwise, lands or any interest therein; to erect and construct and operate apartment houses, theatres, buildings, factories and works of every description on any land of the corporation, or upon any other land; to reconstruct, renovate, rehabilitate and improve existing houses, buildings, factories or works thereon; to convert, appropriate and dedicate any such land into and for roads, streets, alleys, avenues and other conveniences; to sell, lease, let, mortgage, farm, improve and otherwise dispose of and manage the lands, houses, buildings and other property of the corporation, to undertake or direct the management and sale of real property, buildings and lands, and to buy and hold real estate of every description, for investment or otherwise.

To deal in, buy, sell acquire, convey, lease, sublet or farm-let, mortgage and encumber real estate or other property, real, personal or mixed, and to sub-divide plot, improve and develop lands for the purpose of sale or otherwise, and to do and perform all things needful or lawful for the development and improvement of same for agricultural, residence, trade or business purposes without limitation as to amount.

To manufacture, purchase, or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with goods, wares and merchandise and real and personal property of every class and description.

To borrow money, and from time to time, to make, accept, endorse, execute and issue bonds, debentures, promissory notes, bills of exchange, and other obligations of the corporation for moneys borrowed or in payment for property acquired or for any of the other objects or purposes of the corporation or its business and to secure the payment of any such obligations by mortgage, pledge, deed, indenture, agreement or other instrument of trust, or by other lien upon, assignment of or agreement in regard to all or any part of the property, rights or privileges of the corporation, wherever situated, whether now owned or hereinafter to be acquired.

To acquire and take over as a going concern and to carry on the business of any person, firm, association or corporation engaged in any business which this corporation is authorized to carry on, and in connection therewith to acquire the good will and all or any part of the assets and to assume or otherwise provide for all or any of the liabilities of the owner or owners of any such business.

To invest and reinvest the money and funds of the Company in any manner not specifically prohibited by law and to lend the money and funds of the Company with or without security in such manner and upon such terms as may be prescribed by the Board of Directors.

To issue stock of this corporation in exchange for property, real or personal, tangible or intangible, or to acquire any of the things which it is herein authorized to acquire, or in exchange for services.

To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law; and provided further that the shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

Own, operate and maintain parking lots, garages, stores, depots, repair shops, filling and service stations and to render services of all sorts to owners of motor trucks, automobiles, motors and vehicles; to buy, sell and deal in petroleum and all of its products, gasoline, oils and greases of every nature and description.

To apply for, obtain, register, purchase, lease, or otherwise to acquire, and to hold, use, own, operate and introduce, and to sell, assign, pledge, or otherwise dispose of any copyrights, trademarks, trade names, patents, inventions, improvements, formulas and processes used in connection with or secured under letters patent of the United States or of any foreign country, or elsewhere, or otherwise, and to use, exercise, develop, grant, licenses in respect of, or otherwise turn to account any such copyrights, trade-marks, trade names, patents, inventions, improvements, formulas, processes and the like, or any such property or rights, and with a view to the working and development thereof to carry on any lawful business which this corporation may consider calculated to effectuate the use, exercise or development thereof.

To conduct manufacturing operations of all kinds; to manufacture, purchase or otherwise acquire, own, hold, mortgage, pledge, sell, assign, transfer or otherwise dispose of, invest, trade, deal in and deal with, goods, wares, merchandise and property, tangible or intangible, and of every class and description; to transact a general mercantile business.

Subject to the provisions of law, to issue, sell, purchase, retire, redeem, hold, reissue, transfer, and otherwise dispose of shares of its own capital stock of any class and to enter into any contracts, agreements, or undertakings of any nature in aid of, or otherwise in connection with any issue, sale, purchase, retirement, redemption, holding, reissue transfer, or other disposition of any shares of its capital stock.

To purchase or otherwise acquire the whole or any part of the business, good will, rights, property and assets, and to assume or undertake or guaranty the whole or any part of the liabilities of any persons, partnership, association or corporation, as a going concern, or otherwise, and to pay for the same in cash, notes, stock, bonds, debentures, or other securities of this corporation, or otherwise, in any manner permitted by law.

To make and enter into, and to carry out, any and all contracts with any person, firm, association or corporation, private, public or municipal, and with any government or public authorities, and for or in relation to any of the businesses, objects or purposes herein set forth, or any business lawfully carried on by this corporation.

In connection with or in furtherance of any of the business of the corporation, to make and enter into any guaranty or agreement of suretyship respecting the payment and/or performance of bonds, mortgages, debentures and other securities, contracts, obligations, interests, dividends, rents, earnings, profits, premiums, credits, payments or transfers of property of any kind.

To carry on all or any part of the foregoing object as principal or agent, or in connection or conjunction with any person, firm, trust, corporation or other organization and in any part of the world, and in general to do any and all things and carry on any business incident to the foregoing, and to exercise all the powers conferred upon the corporation by the laws of the State of New York or any other law that may be now or hereafter applicable to the corporation, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, associations, firms or individuals, and either as principal or as agent, and to do every other lawful act or acts, thing or things incidental or appurtenant to or growing out of, or connected with the aforesaid business or businesses, or object or objects, purpose or purposes, or any part or parts thereof.

To conduct its business and any or all of its branches, and to acquire, own, dispose of and generally deal with real and personal property, and to establish and maintain offices and agencies, so far as permitted by law, in any state or territory of the United States of America and in the District of Columbia and in any and all dependencies, colonies or possessions of the United States and in foreign countries.

To own, manage, control and operate food markets, food supermarkets and general supermarkets.

To buy, dress, prepare for use, sell distribute, trade and deal in meats, cattle, sheep, hogs, poultry, game birds and animals, fish, oysters and sea food products, lard, tallow, fat, grease and other animal products, milk, butter, eggs and other dairy products, fruits and vegetables, groceries, canned goods and food products of every description.

To raise, purchase, sell and slaughter cattle, sheep, swine and other livestock for food purposes; to preserve, pack, prepare for market, buy, sell, trade and deal in fresh, salt and smoked meats and provisions and food products of all kinds usually prepared and manufactured at meat packing houses; to carry on a general packing house business and such other business as may be incidental thereto or connected therewith; to build, equip, maintain and operate abattoirs, stockyards, refrigerating and cold storage houses and such other buildings, machinery, appliances and accessories as may be necessary, appurtenant or incidental to the furtherance of any of the business or purposes of the company; to prepare for market and sell, and to purchase, sell and trade in all kinds of animal products, including hides, hair, bristles, fat, tallow, lard, grease, oil, offal, horn, bone, boneblack, glue, fertilizers and any and all byproducts obtainable from the slaughtering of animals for food purposes.

In general, to do any and all things and exercise any and all powers which may now or hereafter be lawful for the corporation to do or exercise under and in pursuance of the laws of the State of New York or any other laws that may now or hereafter be applicable to the corporation.

The foregoing clauses are cumulative and shall be construted both as objects and powers and as in furtherance of and not in limitation of the general powers conferred by the State of New York; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

THIRD: The amount of the capital stock shall be Two Million Dollars ($2,000,000.).

FOURTH: The number of shares of which the capital stock shall consist is two million (2,000,000) shares of common stock of the par value of One Dollar ($1.00) per share.

FIFTH: The principal office is to be located in the Borough of Brooklyn, City and State of New York.

The Secretary of State is designated as the agent of the corporation upon whom process in any action or proceeding against the corporation may be served, and the address to which process may be mailed is 2300 Linden Blvd., Brooklyn, N.Y.

SIXTH: The duration of said corporation is to be perpetual.

SEVENTH: The number of directors of said corporation shall not be less than three (3) nor more than fifteen (15) in number.

EIGHTH: The names and post office addresses of the directors for the first year are as follows:

NAME	POST OFFICE ADDRESS

SAMUEL WALDBAUM	285 Quincy Street, Brooklyn, N.Y.

WOLF WALDBAUM	759 Greene Avenue, Brooklyn, N.Y.

ISIDORE WALDBAUM	759 Greene Avenue, Brooklyn, N.Y.

NINTH: The names and post office addresses of the subscribers of this certificate and the number of shares of which each agrees to take in said corporation are as follows:

NAME	POST OFFICE ADDRESS	NO. OF SHARES

SAMUEL WALDBAUM	285 Quincy St., Brooklyn, N.Y.	1

WOLF WALDBAUM	759 Greene Ave., Brooklyn, N.Y.	1

ISIDORE WALDBAUM	759 Greene Ave., Brooklyn, N.Y.	1

TENTH: No stockholder of this corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now of hereafter to be authorized or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

ELEVENTH: Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the corporation or of any corporation which he served as such at the request of the corporation, shall be indemnified by the corporation against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled apart from this statute.

TWELFTH: Except as otherwise prohibited by law, the by-laws of the corporation may permit and allow any and all of the directors or officers of the company, notwithstanding their official relation to it, to enter into, negotiate, consumate and perform any contract or agreement of any nature between the company and themselves or any firms or corporation in which such director or officers may be interested, directly or indirectly, in any matter relating to the business of the company, provided such contract or agreement shall not be in the nature of a secret agreement for the advantage or profit of such director or officer, the intent being to relieve each and every person who may be or become a director of the company, of any disability that might otherwise exist in contracting with this corporation.

THIRTEENTH: The Board of Directors has the right to adopt, repeal, amend and alter the by-laws of the corporation, subject to by-laws adopted by the stockholders.

FOURTEENTH: None of the officers and directors, present or future, of the corporation need be stockholders.

IN WITNESS WHEREOF, we have made, subscribed and acknowledged this certificate this 7th day of July, 1961.

IRA WALDBAUM

JULIA WALDBAUM

STATE OF NEW YORK    )

                                              )        ss:

COUNTY OF NEW YORK)

On the 7th day of July, 1961, before me personally came IRA WALDBAUM and JULIA WALDBAUM, to me known, and known to me to be the persons described in and who executed the foregoing certificate, and they severally duly acknowledged that they executed the same.

STATE OF NEW YORK    )

                                              )        ss:

COUNTY OF NEW YORK)

IRA WALDBAUM, being duly sworn, deposes and says:

That he is the president of WALDBAUM, INC.:

That the number of additional shares not resulting from a change of shares which the corporation is hereby authorized to issue is 1,257,123 and the par value thereof is One Dollar ($1.00) per share; the number of common shares changed is 85 and the par value thereof is One Hundred Dollars ($100.00) per share and the number of shares resulting from such change is 732,870 and the par value thereof is One Dollar ($1.00) per share: and the number of preferred shares changed is 1200 shares and the par value thereof is One Hundred Dollars ($100.00) per share and the number of shares resulting from such change is 10,007 and the par value thereof is One Dollar ($1.00) per share.

President

Subscribed and sworn to

before me this 7th day

of July, 1961.

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

IRA WALDBAUM and JULIA WALDBAUM, being duly sworn, depose and say and each for himself deposes and says: that IRA WALDBAUM is the president of WALDBAUM, INC., and that JULIA WALDBAUM is the secretary of said corporation; that they have been authorized to execute and file the foregoing certificate by the votes, cast in person or by proxy, of the holders of record of two-thirds of the outstanding shares entitled to vote at the stockholders’ meeting at which such votes were cast, with relation to the proceedings provided for in the foregoing certificate;

That they have also been authorized to execute and file the foregoing certificates by the votes, cast in person of by proxy, of the holders of record of two-thirds of the outstanding shares of each class which will be adversely affected by the proceedings provided for by the foregoing certificate and which was entitled to vote at the stockholders’ meeting at which such votes were cast with relation to such proceedings:

That neither the certificate of incorporation nor any other certificate filed pursuant to law requires a larger proportion of votes;

That such votes were cast at a stockholders’ meeting held upon written waiver, pursuant to Sec. 31 of the General Corporation Law, of the notice required by Sec. 45 of the Stock Corporation Law, by every stockholder entitled to said notice or entitled to participate in the action to be taken;

and that such meeting was held on the 7th day of July, 1961.

/s/
IRA WALDBAUM, President

/s/
JULIA WALDBAUM, Secretary

Subscribed and sworn to
before me this 7th day
of July, 1961.

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

IRA WALDBAUM and IRVING LEFFEL, being duly and severally sworn, each for himself deposes and says: that he, the said IRA WALDBAUM, is president and that he, the said IRVING LEFFEL, is treasurer of WALDBAUM, INC., and that by resolution of the board of directors of said corporation a sum at lease equal to the amount of increase of the aggregate par value of its issued shares having par value provided for in the foregoing certificate has been transferred from surplus to capital.

President

Treasurer

Subscribed and sworn to
before me this 7th day
of July, 1961.

Notary Public

RESTATED CERTIFICATE

OF INCORPORATION

OF

WALDBAUM, INC.

PURSUANT TO SECTION 40

OF THE

STOCK CORPORATION LAW

STATE OF NEW YORK

DEPARTMENT OF STATE

FILED JUL 17 1961

TAX $ 990.75

FILING FEE $ 30

Secretary of State

By:

LEWIS, DURANTE & BARTEL

ATTORNEYS AT LAW

685, MADISON AVENUE

NEW YORK 21, N.Y.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

WALDBAUM, INC.

Under Section 805 of the Business Corporation Law

IRA WALDBAUM and JULIA WALDBAUM, being respectively the President and Secretary of WALDBAUM, INC. (hereinafter called the “corporation”), do hereby certify as follows:

1. The name of the Corporation is WALDBAUM, INC.

2. The Certificate of Incorporation was filed by the Department of State on December 19, 1921.

3. The Certificate of Incorporation is hereby amended as authorized by Section 801 of the Business Corporation Law to increase the total number of shares of Common Stock which the Corporation shall be authorized to issue and to authorize the creation of a new class

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of Preferred Stock, and to fix the number and the par value of the shares of each class and the designations, relative rights, preferences and limitations of the classes of shares, as follows:

Article THIRD, which presently reads:

“THIRD: The amount of the capital stock shall be Two Million Dollars ($2,000,000).”

shall be amended to read as follows:

“THIRD: The amount of the capital stock shall be Eight Million Dollars ($8,000,000).”

Article FOURTH, which is to be deleted in its entirety, presently read as follows:

“FOURTH: The number of shares of which the capital stock shall consist is two million (2,000,000) shares of common stock of the par value of One Dollar ($1.00) per share.”

The deleted Article FOURTH is to be replaced by a new Article FOURTH, which after the amendment will read as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Eight Million (8,000,000) shares, of which One Million (1,000,000) shares shall be

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shares of Preferred Stock, of the par value of One Dollar ($1.00) per share (“Preferred Stock”), and Seven Million (7,000,000) shares shall be shares of Common Stock, of the par value of One Dollar ($1.00) per share (“Common Stock”).

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock of the Corporation which are fixed by this Certificate of Incorporation, and the express grant of authority of the Board of Directors of the Corporation to fix by resolution the designations and the powers, preferences and rights of each such class, and the qualifications, limitations or restrictions thereof, are as follows:

1. Shares of Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical in all respects, except in respect of the particulars fixed by the Board of Directors for series of the Preferred Stock as permitted hereby. Each series of Preferred Stock shall be distinctively designated and all shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series with cumulative dividend rights which are issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

2. Authority is hereby expressly granted to the Board of Directors to create and provide for the issue of series of the Preferred Stock from time to time by

3.

resolution, and, in connection with the creation of each such series, to fix, by the resolution providing for the creation and issue of shares of such series, the following provisions of the shares of such series, so far as not inconsistent with the provisions of this Article FOURTH applicable to all series of Preferred Stock:

(a) The designation of such series and the number of shares which shall constitute such series;

(b) The provisions, if any, for dividends on shares of such series, and, if provisions are made for dividends, the dividend rate and the times at which holders of shares of such series shall be entitled to receive the dividends, whether the dividends shall be cumulative, and if so, from which date or dates, and the other conditions, if any, including rights of priority, if any, on which the dividends shall be paid;

(c) The provisions, if any, for the redemption or purchase of shares of such series, and, if provisions are made for redemption, the time or times and the price or prices at which the shares of such series shall be subject to redemption in whole or in part, and the other terms and conditions, if any, on which shares of such series may be redeemed or purchased;

(d) The rights, if any, to which holders of the shares of such series shall be entitled in the event of the dissolution of or upon any distribution of the assets of the Corporation:

4.

(e) The sinking fund or purchase fund provisions, if any, for the redemption or purchase of shares of such series and, if any such fund is so provided for the benefit of such shares, the amount of such fund and the manner of its application;

(f) The extent of the voting powers, if any, of the shares of such series;

(g) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock, or of any series thereof, of the Corporation, and, if so convertible or exchangeable, the conversion or exchange price or prices or rates, the adjustments thereof and the other terms and conditions, if any, on which such shares shall be so convertible or exchangeable ; and

(h) Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of shares of such series as are not fixed and determined hereby.

3. At every meeting of the stockholders of the Corporation, every holder of Common Stock entitled to vote shall be entitled to one vote for each share of Common Stock registered in his name on the books of the Corporation.

4. Except as may be provided in the terms and conditions fixed by the Board of Directors for any series of Preferred Stock, the number of authorized shares of

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any class or classes of stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote.”

4. The above amendments to the Certificate of Incorporation were authorized by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at the Annual Meeting of Stock-holders of the Corporation held on June 19, 1969.

IN WITNESS WHEREOF, the undersigned have executed this Certificate and hereby affirm under penalty of perjury the truth of the statements contained therein, this 19th day of July, 1969.

/s/ Ira Waldbaum
IRA WALDBAUM, President

/s/ Julia Waldbaum
JULIA WALDBAUM, Secretary

6.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

WALDBAUM, INC.

Under Section 805 of the Business Corporation Law

7.

CERTIFICATE OF CHANGE

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

RE, THE UNDERSIGNED, IRA WALDBAUM and IRVING LEFFEL, being respectively the president and the assistant secretary of the New York Corporation named herein, hereby certify:

1. The name of the Corporation is WALDBAUM, INC.

2. The certificate of incorporation of said Corporation was filed by the Office of the Secretary of State, or by the Department of State, on December 19, 1921

3. The following changes were authorized by the Board of Directors: To change the principal office of the Corporation to “700 Eastgate Boulevard South, Garden City, New York 11532 (Nassau County)” and to change the post office address to which the Secretary of State shall mail a copy of process which may be served on him in any action or proceeding against the Corporation from “c/o Lewis, Durante & Bartel, 655 Madison Avenue, New York, New York”                                                                   to c/o “Javits Trubin sillcocks & Edelman, 375 Park Avenue, New York, New York 10022.”

IN WITNESS WHEREOF, we have signed this certificate on the 15th day of December, 1969 and we affirm the statements contained herein as true under penalties of perjury.

/s/ Ira Waldbaum
IRA WALDBAUM, President

/s/ Irving Leffel
IRVING LEFFEL, Assistant Secretary

1

CERTIFICATE OF CHANGE

UNDER SECTION 805-A OF THE

BUSINESS CORPORATION LAW

WALDBAUM INC.
700 Eastgate Boulevard South
Garden City, New York

2

CERTIFICATE OF CHANGE

OF

WALDBAUM, INC.

Under Section 805-A of the

Business Corporation Law

The undersigned, Ira Waldbaum and Julia Waldbaum, being respectively the President and Secretary of the Corporation, hereby certify as follows:

FIRST: The name of the Corporation is Waldbaum, Inc.

SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on the 19th day of December, 1921.

THIRD: The change to be effected by this Certificate of Change is as follows:

To change the principal office of the Corporation to the “Town of Islip, County of Suffolk”.

FOURTH: The change of the Certificate of Incorporation was authorized by a vote of a majority of directors at a meeting of the Board of Directors at which a quorum was present .

IN WITNESS WHEREOF, we hereunto sign our names

and affirm that the statements made herein are true under the penalties of perjury this 14th day of November, 1974.

WALDBAUM, INC.

/s/ Ira Waldbaum
Ira Waldbaum, President

/s/ Julia Waldbaum
Julia Waldbaum, Secretary

CERTIFICATE OF CHANGE

OF

WALDBAUM, INC.

Under Section 805-A of the Business Corporation Law

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED NOV 20 1974
TAX $NONE
FILING FEE $10

TRUBIN SILLCOCKS EDELMAN & KNAPP

375 Park Avenue

New York, New York 10022

CERTIFICATE OF CHANGE

OF

WALDBAUM, INC.

(Under Section 805-A of the

Business Corporation Law)

1. The name of the corporation is Waldbaum, Inc.

2. The Certificate of Incorporation was filed by the Department of State on December 19, 1921.

3. The Certificate of Incorporation is amended to change the post-office address to which the Secretary of State shall mail a copy of process against the Corporation served upon him.

4. To accomplish the foregoing, Article FIFTH of the Certificate of Incorporation is deleted in its entirety, and a new Article FIFTH is hereby substituted in lieu thereof to read as follows:

“FIFTH: The office of the Corporation is to be located in the Town of Islip, the County of Suffolk and the State of New York.

The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action against the Corporation may be served. The post-office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is c/o Bartel Engelman & Fishman, One Dag Hammarskjold Plaza, New York, New York 10017.”

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5. The foregoing change of the Certificate of Incorporation was approved by the Board of Directors of the Corporation.

IN WITNESS WHEREOF, we have signed this certificate on the 13th day of May, 1976, and the affirm the statements contained herein as true under penalty of perjury.

/s/ Ira Waldbaum
Ira Waldbaum, President

/s/ Julia Waldbaum
Julia Waldbaum, Secretary

2

CERTIFICATE OF CHANGE

OF

WALDBAUM, INC.

(Under Section 805-A of the

Business Corporation Law)

STATE OF NEW YORK
DEPARTMENT OF STATE
TAX $NONE
FILING FEE $10
FILED MAY 25 1976

3

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

WALDBAUM, INC.

(Under Section 805 of the Business Corporation Law)

The undersigned, pursuant to the provisions of Section 805(a) of the Business Corporation Law of the State of New York, hereby amends the Certificate of Incorporation of Waldbaum, Inc., a New York corporation (the “Corporation”), and certifies that:

FIRST: The name of the Corporation is Waldbaum, Inc.

SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State, Albany, New York, on the 19th day of December, 1921.

THIRD: Article FIFTH of the Certificate of Incorporation is deleted in its entirety, and a new Artice FIFTH is hereby substituted in lieu thereof to read as follows:

“FIFTH: The office of the Corporation is to be located in the Town of Islip, the County of Suffolk and the State of New York.

The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against

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the Corporation served upon him is c/o The President, Waldbaum, Inc., Hemlock Street and Boulevard Avenue, Central Islip, New York 11722.”

FOURTH: The change of the Certificate of Incorporation was authorized by the unanimous written consent of the Executive Committee of the Board of Directors of the Corporation.

IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 23rd day of March 1981.

/s/ Ira Waldbaum
Ira Waldbaum, President

/s/ Julia Waldbaum
Julia Waldbaum, Secretary

2

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

WALDBAUM, INC.

(Under Section 805 of the Business Corporation Law)

3

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

WALDBAUM, INC.

Under Section 805 of the Business Corporation Law

The undersigned, Ira Waldbaum and Julia Waldbaum, being respectively, the President and Secretary of Waldbaum, Inc. (the “Corporation”) pursuant to the provisions of Section 805 (a) of the Business Corporation Law of the State of New York hereby amend the Certificate of Incorporation of the Corporation and certify as follows:

FIRST: The name of the Corporation is Waldbaum, Inc.

SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State, Albany, New York, on the 19th day of December, 1921.

THIRD: The Certificate of Incorporation is amended to increase the number of shares of Common Stock authorized of the Corporation from 8,000,000 shares of which One Million shares are shares of Preferred Stock, $1 par value (“Preferred Stock”) and Seven Million (7,000,000) shares are shares of Common Stock, $1.par value (“Common Stock”) to Thirteen Million (13,000,000) shares of which One Million (1,000,000) shares shall be shares of Preferred Stock, $1 par value, and

Twelve Million (12,000,000) shares shall be shares of Common Stock, par value $1.00 per share. Article THIRD and FOURTH of the Certificate of Incorporation, as amended, restated and supplemented by any certificate filed pursuant to law, are hereby amended so as to read as follows:

THIRD: The amount of capital stock shall be Thirteen Million Dollars ($13,000,000).

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is thirteen million (13,000,000) shares of which one million (1,000,000) shares shall be shares of Preferred Stock of the par value of One Dollar ($1.00) per share (“Preferred Stock”) and Twelve Million (12,000,000) shares shall be shares of Common Stock, of the par value of One Dollar ($1.00) per share (“Common Stock”).

FOURTH: This Amendment to the Certificate of Incorporation was authorized by the vote of a majority of all outstanding shares entitled to vote on an amendment to the Certificate of Incorporation at an annual meeting of shareholders, held on May 17, 1984 at the offices of the Corporation.

FIFTH: Except as expressly amended herein, the Certificate of Incorporation shall continue in full force and effect.

IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury this 17th day of May 1984.

/s/ Ira Waldbaum
Ira Waldbaum
President

/s/ Julia Waldbaum
Julia Waldbaum
Secretary

STATE OF NEW YORK

DEPARTMENT OF STATE

FILED JUN 21 1984

AMT. OF CHECK $2573.50

FILING FEE $60

TAX $2500.50

REFUND $

SPEC HANDLE $10

BY:

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

WALDBAUM, INC.

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

WALDBAUM, INC.

Under Section 805 of the Business Corporation Law

The undersigned, Ira Waldbaum and Julia Waldbaum, being respectively, the President and Secretary of Waldbaum, Inc. (the “Corporation”) pursuant to the provisions of Section 805 (a) of the Business Corporation Law of the State of New York, hereby amend the Certification of Incorporation of the Corporation and certify as follows:

FIRST: The name of the Corporation is Waldbaum, Inc.

SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State, Albany, New York, on the 19th day of December, 1921.

THIRD: The Certificate of Incorporation is amended to redesignate the Common Stock as Class A Stock and to create a new class of stock by changing the number of shares of the Corporation authorized from Thirteen Million (13,000,000) shares of which One Million (1,000,000) shares are shares of Preferred Stock, $1.00 par value (“Preferred Stock” ) and Twelve Million (12,000,000) shares are shares of Common Stock, $1.00 par value (“Common Stock”) to Twenty Million (20,000,000) shares of which

One Million (1,000,000) shares shall be shares of Preferred Stock, $1.00 par value, Twelve Million (12,000,000) shares shall be shares of Class A Stock, par value $1.00 per share and Seven Million (7,000,000) shares shall be shares of Class B Stock, par value $1.00 per share and to establish the rights, powers and limitations of the Class A Stock and the Class B Stock. Article THIRD and FOURTH of the Certificate of Incorporation, as amended, restated and supplemented by any certificate filed pursuant to law, are hereby amended so as to read as follows:

THIRD: The amount of capital stock shall be Twenty Million Dollars ($20,000,000).

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares of which One Million (1,000,000) shares shall be shares of Preferred stock of the par value of One Dollars ($1.00) per share (“Preferred Stock”), Twelve Million (12,000,000) shares shall be shares of Class A Stock, of the par value of One Dollar ($1.00) per share (“Class A Stock”) and Seven Million (7,000,000) shares shall be shares of Class B Stock, of the par value of One Dollar ($1.00) per share (“Class B Stock”).

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock of the Corporation which are fixed by this Certificate of Incorporation, and the express grant of authority of the Board of Directions of-the Corporation to fix by resolution the designations and the powers, preferences and rights of each such class, and the qualifications, limitations or restrictions thereof, are as follows:

1. Shares of Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical in all respects, except in respect of the particulars fixed by the Board of Directors for series of the Preferred Stock as permitted hereby. Each series of Preferred Stock shall be distinctively designated and all shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series with cumulative dividend rights which are issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

2. Authority is hereby expressly granted to the Board of Directors to create and provide for the issue of series of the Preferred Stock from time to time by resolution, and, in connection with the creation of each such series, to fix, by the resolution providing for the creation and issue of shares of such series, the following provisions of the shares of such series, so far as not inconsistence with the provisions of this Article FOURTH applicable to all series of Preferred Stock:

(a) The designation of such series and the number of shares which shall constitute such series;

(b) The provisions, if any, for dividends on shares of such series, and, if provisions are made for dividends, the dividend rate and the times at which holders of shares of such series shall be entitled to receive the dividends, whether the dividends shall be cumulative, and if so, from which date or dates, and the other conditions, if any, including rights of priority, if any, on which the dividends shall be paid;

(c) The provisions, if any, for the redemption or purchase of shares of such series, and, if provisions are made for redemption, the time or times and the price or prices at which the shares of such series shall be subject to redemption in whole or in part, and the other terms and conditions, if any, on which shares of such series may be redeemed or purchased;

(d) The rights, if any, to which holders of the shares of such series shall be entitled in the event of the dissolution of or upon any distribution of the assets of the Corporation;

(e) The sinking fund or purchase fund provisions, if any, for the redemption or purchase of shares of such series and, if any such fund is so provided for the benefit of such shares, the amount of such fund and the manner of its application;

(f) The extent of the voting powers. if any, of the shares of such series;

(g) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock, or of any series thereof, of the Corporation, and, if so convertible or exchangeable, the conversion or exchange price or prices or rates, the adjustments thereof and the other terms and conditions, if any, on which such shares shall be so convertible or exchangeable; and

(h) Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of shares of such series as are not fixed and determined hereby.

3(a) Subject to the rights of the holders of the Preferred Stock and subject to any other provisions of the Certificate of Incorporation, as amended from time to time, holders of Class A Stock and Class B Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore, provided, that in the case of cash dividends, if at any time a cash dividend is paid, the Class A Stock shall be entitled to an amount per share equal to $.05 per share per annum greater than the amount paid on the Class B Stock on a non-cumulative basis. Further, in the case of dividends or other distributions payable in stock of the Corporation other than Preferred Stock, including distributions pursuant to stock splits or divisions of stock of the Corporation other than Preferred Stock, which occur after the initial issuance of shares of Class B Stock by the Corporation, holders of Class A Stock and Class B Stock shall be entitled to receive such. stock distributions in an equal amount per share and only shares of Class A Stock will be distributed with respect to Class A Stock and only Class B Stock will be distributed with respect to Class B Stock.

(b) At every meeting of the shareholders every holder of Class A Stock shall be entitled to one vote in person or by proxy for each share of Class A Stock standing in his name on the transfer books of the Corporation and every holder of Class B Stock shall be entitled to ten votes per share for each share of Class B Stock standing in his name on the transfer books of the Corporation.

(c) Except as may otherwise be required by law or by this Article FOURTH, holders of Class A Stock and Class B Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock.

(d) In the event of a sale of all or substantially all of the assets of the Corporation or merger in which the Corporation is not the surviving entity, all shares of Class B Stock will automatically convert back into shares of Class A Stock without exchange of certificates, or further notice to holders of the Class B Stock.

(e) Subject to the terms and conditions of this Article FOURTH, each share of Class B Stock shall be convertible at any time or from time to time, at the option of the respective holder thereof, at the office of any transfer agent for Class B Stock, and at such other place or places, if any, as the Board of Directors may designate, or, if the Board of Directors shall fail so to designate, the principal office of the Corporation (attention of the Secretary of the Corporation), into one fully paid and non-assessable share of Class A Stock. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Class B Stock, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose accounts such Class B Stock is so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Class A Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of Class B Stock to be converted; and the person or persons entitled to receive the Class A Stock issuable upon conversion of the Class B Stock shall be treated for all purposes as the record holder or holders of such Class A Stock on such date.

(f) The Corporation shall at all times reserve and keep available, out of its authorized and unissued or treasury stock, solely for the purpose of effecting the conversion of Class B Stock, such number of shares of Class A Stock as shall from time to time be sufficient to effect the conversion of all shares of Class B Stock from time to time outstanding.

4. Except as may be provided in the terms and conditions fixed by the Board of Directors for any series of Preferred Stock, or as may be required by law, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote.

FOURTH: This Amendment to the Certificate of Incorporation was authorized by the Board of Directors followed by the vote of a majority of all outstanding shares entitled to vote on an amendment to the Certificate of Incorporation at an annual meeting of shareholders, held on June 13, 1985 at the offices of the Corporation.

FIFTH: Except as expressly amended herein, the Certificate of Incorporation shall continue in full force and effect.

IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury this 13th day of June, 1985.

/s/ Ira Waldbaum
Ira Waldbaum,
President

/s/ Julia Waldbaum
Julia Waldbaum,
Secretary

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF WALDBAUM, INC. Under Section 805 of the Business Corporation Law	STATE OF NEW YORK DEPARTMENT OF STATE FILED JUN 19 1985 AMT. OF CHECK $3,570 FILING FEE $60 TAX $3,500 COUNTY FEE $ COPY $ CERT $ REFUND $ By: